                                                        EXHIBIT 15


October 31, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated October 23, 2000, on our reviews of interim unaudited consolidated financial information of Minnesota Mining and Manufacturing Company and Subsidiaries (the Company) for the three-month and nine-month periods ended September 30, 2000 and 1999, and included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689, 333-30691, 333-
44760  and 333-44692), and Form S-3 (Registration Nos. 33-48089,  333-
42660 and a registration statement dated October 30, 2000, for the registration of up to $1,500,000,000 aggregate principal amount of debt securities).





                                    /s/ PricewaterhouseCoopers LLP

                                    PricewaterhouseCoopers LLP